Exhibit 99.1
Federated Hermes, Inc. reports second quarter 2021 earnings
•Q2 2021 earnings per diluted share of $0.56
•Equity assets reach record $101 billion
•Long-term assets reach a record $216 billion
•Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., July 29, 2021) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) of $0.56 for Q2 2021, compared to $0.80 for the same quarter last year, on net income of $55.9 million for Q2 2021, compared to $81.2 million for Q2 2020. Federated Hermes reported YTD 2021 earnings per diluted share of $1.31, compared to $1.44 for the same period in 2020, on YTD 2021 net income of $130.4 million, compared to $145.4 million for the same period in 2020. As a result of legislation enacted in the U.K. that increases the U.K. corporate income tax rate from 19% to 25% effective April 1, 2023, Federated Hermes' Q2 2021 results include a $14.5 million noncash tax expense, or $0.11 per diluted share.
Federated Hermes' total managed assets were a record $645.8 billion at June 30, 2021, up $17.0 billion or 3% from $628.8 billion at June 30, 2020 and up $20.8 billion or 3% from $625.0 billion at March 31, 2021. Total average managed assets for Q2 2021 were $639.7 billion, up $2.8 billion or less than 1% from $636.9 billion reported for Q2 2020 and up $21.6 billion or 3% from $618.1 billion reported for Q1 2021.
"As the economy continued to reopen in the second quarter, Federated Hermes offered our global clients a range of strong-performing active, responsible investment strategies. We reached record long-term assets on new highs in equity, fixed-income and alternative/private markets," said J. Christopher Donahue, president and chief executive officer. "Fixed-income investors also positioned themselves for what may be the first sustained rising-rate environment in decades, and ultrashort and multisector products were among those that led net sales."
Federated Hermes' board of directors declared a dividend of $0.27 per share. The dividend is payable on Aug. 13, 2021 to shareholders of record as of Aug. 6, 2021. During Q2 2021, Federated Hermes purchased 993,100 shares of Federated Hermes class B common stock for $31.8 million.
Equity assets were a record $100.5 billion at June 30, 2021, up $23.6 billion or 31% from $76.9 billion at June 30, 2020 and up $4.3 billion or 4% from $96.2 billion at March 31, 2021. Top-selling equity funds during Q2 2021 on a net basis were Federated Hermes SDG Engagement Equity Fund (UCITS), Federated Hermes Asia ex-Japan Equity Fund, Federated Hermes Global Equity ESG Fund, Federated Hermes Global Emerging Markets Equity Fund and Federated Hermes Global Emerging Markets SMID Equity Fund.
Fixed-income assets were a record $90.8 billion at June 30, 2021, up $17.7 billion or 24% from $73.1 billion at June 30, 2020 and up $4.3 billion or 5% from $86.5 billion at March 31, 2021. Top-selling fixed-income funds during Q2 2021 on a net basis were Federated Hermes Ultrashort Bond Fund, Federated Hermes Institutional Fixed Income Fund, Federated Hermes Total Return Bond Fund, Federated Hermes SDG Engagement High Yield Credit Fund (UCITS) and Federated Hermes Strategic Income Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes reports Q2 2021 earnings	Page 2 of 13
Alternative/private market assets were a record $21.0 billion at June 30, 2021, up $3.5 billion or 20% from $17.5 billion at June 30, 2020 and up $1.7 billion or 9% from $19.3 billion at March 31, 2021.
Money market assets were $429.8 billion at June 30, 2021, down $27.8 billion or 6% from $457.6 billion at June 30, 2020 and up $10.7 billion or 3% from $419.1 billion at March 31, 2021. Money market fund assets were $302.0 billion at June 30, 2021, down $42.8 billion or 12% from $344.8 billion at June 30, 2020 and up $4.8 billion or 2% from $297.2 billion at March 31, 2021.
Financial Summary
In Q2 2021, the U.K. enacted legislation that increased their corporate income tax rate from 19% to 25% effective April 1, 2023. As a result, Federated Hermes' income tax provision includes a $14.5 million noncash tax expense, or $0.11 per diluted share, to revalue certain deferred tax assets and liabilities.
Q2 2021 vs. Q2 2020
Revenue decreased $49.7 million or 14% primarily due to an increase in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers) and a decrease in revenue due to lower average money market assets. For further information on the waivers, see “Impact of voluntary yield-related fee waivers” below. These decreases were partially offset by an increase in revenue due to higher average equity and fixed-income assets.
During Q2 2021, Federated Hermes derived 83% of its revenue from long-term assets (55% from equity assets, 19% from fixed-income assets and 9% from alternative/private markets and multi-asset), 16% from money market assets, and 1% from sources other than managed assets.
Operating expenses decreased $34.2 million or 13% primarily due to decreased distribution expenses predominantly resulting from higher voluntary yield-related fee waivers.
Nonoperating income (expenses), net decreased $7.2 million or 51% primarily due to a smaller increase in the market value of investments in Q2 2021 compared to a greater increase in the market value of investments in Q2 2020 resulting from the recovery in the markets following the initial onset of the pandemic in March 2020.
Q2 2021 vs. Q1 2021
Revenue decreased $30.1 million or 9% primarily due to an increase in voluntary yield-related fee waivers and a decrease in carried interest revenue of consolidated variable interest entities. These decreases were partially offset by an increase in revenue due to higher average money market and long-term assets.
Operating expenses decreased $14.5 million or 6% primarily due to decreased compensation expense of consolidated variable interest entities and a decrease in distribution expenses predominantly resulting from higher voluntary yield-related fee waivers.
Nonoperating income (expenses), net increased $5.0 million or 268% primarily due to an increase in the market value of investments.
YTD 2021 vs. YTD 2020
Revenue decreased $67.7 million or 9% primarily due to an increase in voluntary yield-related fee waivers and a decrease in revenue from lower average money market assets. These decreases were partially offset by an increase in revenue due to higher average equity and fixed-income assets, previously nonconsolidated variable interest entities being recorded in operating

Federated Hermes reports Q2 2021 earnings	Page 3 of 13
revenue beginning in Q1 2021 and an increase in revenue from alternative/private markets assets, primarily due to the revenue of a previously nonconsolidated entity being recorded in operating revenue beginning in March 2020.
For the first half of 2021, Federated Hermes derived 79% of its revenue from long-term assets (52% from equity, 18% from fixed-income and 9% from alternative/private markets and multi-asset), 20% from money market assets, and 1% from sources other than managed assets.
Operating expenses decreased $57.0 million or 11% primarily due to decreased distribution expenses predominantly resulting from higher voluntary yield-related fee waivers.
Nonoperating income (expense), net increased $1.7 million or 25% primarily due to an increase in the market value of investments. This increase was partially offset by a gain recorded in March 2020 from a fair value adjustment to the equity investment of a previously nonconsolidated entity.
Impact of voluntary yield-related fee waivers
During the three and six months ended June 30, 2021, voluntary yield-related fee waivers totaled $117.8 million and $200.9 million, respectively. These fee waivers were partially offset by related reductions in distribution expenses of $71.0 million and $132.5 million, respectively, such that the net negative pre-tax impact to Federated Hermes was $46.8 million and $68.4 million for the three and six months ended June 30, 2021, respectively. During the three and six months ended June 30, 2020, voluntary yield-related fee waivers totaled $19.7 million and $20.1 million, respectively. These fee waivers were largely offset by related reductions in distribution expenses of $17.7 million and $18.0 million, respectively, such that the net negative pre-tax impact to Federated Hermes was $2.0 million and $2.1 million for the three and six months ended June 30, 2020, respectively.
Short-term interest rates continued to hover near historic lows during Q2 2021 as technical factors at the front end of the yield curve kept yields on short-term government securities—including repurchase agreements and Treasury bills—just above zero. At their June Federal Open Market Committee meeting, the Federal Reserve increased the Reverse Repo Facility and the Interest on Excess Reserves rates by 5 basis points each, to 5 and 15 basis points, respectively.
As a result, the negative impact on pre-tax income from minimum yield waivers on money market mutual funds and certain separate accounts may be approximately $38 million during Q3 2021. The amount of minimum yield waivers can vary based on a number of factors, including, among others, interest rates, yields, asset levels, asset flows and the ability of distributors to share in waivers. Any change in these factors can impact the amount and level of minimum yield waivers, including in a material way.
Federated Hermes' level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated Hermes' business activity levels and financial results. Risk factors and uncertainties that can influence Federated Hermes' financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).

Federated Hermes reports Q2 2021 earnings	Page 4 of 13
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on July 30, 2021. Investors are invited to listen to the earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. To listen online, go to the Investor Relations section and the Analyst Information tab of FederatedHermes.com at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on July 30, 2021. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 42046. The online replay will be available via FederatedHermes.com for one year.
Federated Hermes, Inc. is a leading global investment manager with $645.8 billion in assets under management as of June 30, 2021. Guided by our conviction that responsible investing is the best way to create wealth over the long term, our investment solutions span equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies. Providing world-class active investment management and engagement services to more than 11,000 institutions and intermediaries, our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes’ nearly 2,000 employees include those in London, New York, Boston and offices worldwide. For more information, visit FederatedHermes.com.
Federated Hermes ranks in the top 7% of equity fund managers in the industry, the top 9% of money market fund managers and the top 10% of fixed-income fund managers1. Federated Hermes also ranks as the 10th-largest manager of model-delivered SMAs2. For more information, including an analyst presentation, visit FederatedHermes.com.
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1) ISS Market Intelligence (SIMFUND), June 30, 2021. Based on assets under management in open-end funds.
2) Money Management Institute/Cerulli, Q1 2021.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows, asset mix, interest rates, gross yields and fee waivers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, and sustain product demand, asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q2 2021 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2020 to Q2 2021	Quarter Ended	% Change Q1 2021 to Q2 2021
	June 30, 2021	June 30, 2020		March 31, 2021
Revenue
Investment advisory fees, net	$214,289	$245,126	(13)%	$247,689	(13)%
Administrative service fees, net—affiliates	77,750	83,733	(7)	74,302	5
Other service fees, net	19,001	31,853	(40)	19,182	(1)
Total Revenue	311,040	360,712	(14)	341,173	(9)

Operating Expenses
Compensation and related	132,769	123,583	7	143,620	(8)
Distribution	38,115	89,038	(57)	44,389	(14)
Systems and communications	18,954	15,091	26	18,594	2
Professional service fees	15,122	13,888	9	14,636	3
Office and occupancy	11,082	10,190	9	11,240	(1)
Advertising and promotional	4,623	3,065	51	2,824	64
Travel and related	898	325	176	296	203
Other	7,668	8,281	(7)	8,096	(5)
Total Operating Expenses	229,231	263,461	(13)	243,695	(6)
Operating Income	81,809	97,251	(16)	97,478	(16)

Nonoperating Income (Expenses)
Investment income (loss), net	7,393	14,841	(50)	2,011	268
Debt expense	(346)	(785)	(56)	(491)	(30)
Other, net	(184)	(24)	NM	345	(153)
Total Nonoperating Income (Expenses), net	6,863	14,032	(51)	1,865	268
Income before income taxes	88,672	111,283	(20)	99,343	(11)
Income tax provision	35,193	26,482	33	24,997	41
Net income including the noncontrolling interests in subsidiaries	53,479	84,801	(37)	74,346	(28)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(2,405)	3,605	(167)	(138)	NM
Net Income	$55,884	$81,196	(31)%	$74,484	(25)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$0.57	$0.81	(30)%	$0.75	(24)%
Diluted	$0.56	$0.80	(30)%	$0.75	(25)%
Weighted-Average Shares Outstanding
Basic and Diluted	93,964	96,800		95,218
Dividends Declared Per Share	$0.27	$0.27		$0.27
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $2.4 million, $3.2 million and $3.0 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended June 30, 2021, June 30, 2020 and March 31, 2021, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Hermes reports Q2 2021 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended
	June 30, 2021	June 30, 2020	% Change
Revenue
Investment advisory fees, net	$461,978	$485,787	(5)%
Administrative service fees, net—affiliates	152,051	155,932	(2)
Other service fees, net	38,184	78,176	(51)
Total Revenue	652,213	719,895	(9)

Operating Expenses
Compensation and related	276,389	238,918	16
Distribution	82,504	185,198	(55)
Systems and communications	37,549	29,987	25
Professional service fees	29,759	27,156	10
Office and occupancy	22,322	21,961	2
Advertising and promotional	7,447	8,061	(8)
Travel and related	1,195	3,484	(66)
Other	15,761	15,135	4
Total Operating Expenses	472,926	529,900	(11)
Operating Income	179,287	189,995	(6)

Nonoperating Income (Expenses)
Investment income (loss), net	9,404	390	NM
Debt expense	(837)	(1,717)	(51)
Other, net	161	8,322	(98)
Total Nonoperating Income (Expenses), net	8,728	6,995	25
Income before income taxes	188,015	196,990	(5)
Income tax provision	60,190	48,924	23
Net income including the noncontrolling interests in subsidiaries	127,825	148,066	(14)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(2,543)	2,692	(194)
Net Income	$130,368	$145,374	(10)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$1.32	$1.44	(8)%
Diluted	$1.31	$1.44	(9)%
Weighted-Average Shares Outstanding
Basic and Diluted	94,588	97,073
Dividends Declared Per Share	$0.54	$0.54
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $5.4 million and $5.6 million available to unvested restricted Federated Hermes shareholders for the six months ended June 30, 2021 and June 30, 2020, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Hermes reports Q2 2021 earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2021	Dec. 31, 2020
Assets
Cash and other investments	$424,201	$438,771
Other current assets	139,998	136,572
Intangible assets, net, including goodwill	1,281,456	1,282,020
Other long-term assets	199,293	203,476
Total Assets	$2,044,948	$2,060,839

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$213,173	$265,446
Long-term debt	65,000	75,000
Other long-term liabilities	353,376	346,409
Redeemable noncontrolling interests	251,469	236,987
Equity excluding treasury stock	1,548,034	1,461,728
Treasury stock	(386,104)	(324,731)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,044,948	$2,060,839

Federated Hermes reports Q2 2021 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Equity
Beginning assets	$96,170	$91,788	$68,239	$91,788	$89,011
Sales[1]	5,366	7,760	4,579	13,126	10,659
Redemptions[1]	(6,784)	(7,164)	(7,280)	(13,948)	(15,122)
Net sales (redemptions)[1]	(1,418)	596	(2,701)	(822)	(4,463)
Net exchanges	8	32	(56)	40	(93)
Acquisitions/(dispositions)	0	0	0	0	(71)
Impact of foreign exchange[2]	171	(595)	439	(424)	(329)
Market gains and (losses)[3]	5,575	4,349	10,938	9,924	(7,196)
Ending assets	$100,506	$96,170	$76,859	$100,506	$76,859

Fixed Income
Beginning assets	$86,464	$84,277	$64,715	$84,277	$69,023
Sales[1]	10,584	11,187	10,691	21,771	18,378
Redemptions[1]	(7,418)	(8,284)	(5,407)	(15,702)	(15,195)
Net sales (redemptions)[1]	3,166	2,903	5,284	6,069	3,183
Net exchanges	(7)	(44)	146	(51)	31
Acquisitions/(dispositions)	0	0	0	0	(1)
Impact of foreign exchange[2]	25	(60)	29	(35)	(126)
Market gains and (losses)[3]	1,153	(612)	2,969	541	1,033
Ending assets	$90,801	$86,464	$73,143	$90,801	$73,143

Alternative/Private Markets
Beginning assets[4]	$19,301	$19,084	$18,061	$19,084	$18,102
Sales[1]	1,330	478	792	1,808	1,680
Redemptions[1]	(546)	(631)	(961)	(1,177)	(1,543)
Net sales (redemptions)[1]	784	(153)	(169)	631	137
Net exchanges	(1)	(1)	(3)	(2)	(1)
Acquisitions/(dispositions)	0	0	0	0	452
Impact of foreign exchange[2]	54	139	(33)	193	(1,154)
Market gains and (losses)[3]	824	232	(371)	1,056	(51)
Ending assets	$20,962	$19,301	$17,485	$20,962	$17,485

Multi-asset
Beginning assets	$3,981	$3,948	$3,494	$3,948	$4,199
Sales[1]	88	67	48	155	146
Redemptions[1]	(544)	(170)	(168)	(714)	(403)
Net sales (redemptions)[1]	(456)	(103)	(120)	(559)	(257)
Net exchanges	14	5	(5)	19	(19)
Impact of foreign exchange[2]	0	(1)	0	(1)	0
Market gains and (losses)[3]	160	132	336	292	(218)
Ending assets	$3,699	$3,981	$3,705	$3,699	$3,705

Total Long-term Assets
Beginning assets[4]	$205,916	$199,097	$154,509	$199,097	$180,335
Sales[1]	17,368	19,492	16,110	36,860	30,863
Redemptions[1]	(15,292)	(16,249)	(13,816)	(31,541)	(32,263)
Net sales (redemptions)[1]	2,076	3,243	2,294	5,319	(1,400)
Net exchanges	14	(8)	82	6	(82)
Acquisitions/(dispositions)	0	0	0	0	380
Impact of foreign exchange[2]	250	(517)	435	(267)	(1,609)
Market gains and (losses)[3]	7,712	4,101	13,872	11,813	(6,432)
Ending assets	$215,968	$205,916	$171,192	$215,968	$171,192
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
4) The beginning assets for the six months ended June 30, 2020 include $8.2 billion of fund assets managed by a previously non-consolidated entity, HGPE, in which Federated Hermes held an equity method investment. Effective March 1, 2020, HGPE became a consolidated subsidiary.

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Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	June 30, 2021
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$56,767	$39,403	$55,581	$30,883	$12,231	$7,070	$3,797	$184	$128,376	$77,540
Sales	3,454	1,912	8,216	2,368	881	449	88	0	12,639	4,729
Redemptions	(3,754)	(3,030)	(6,115)	(1,303)	(528)	(18)	(539)	(5)	(10,936)	(4,356)
Net sales (redemptions)	(300)	(1,118)	2,101	1,065	353	431	(451)	(5)	1,703	373
Net exchanges	9	(1)	(9)	2	(1)	0	13	1	12	2
Impact of foreign exchange[2]	81	90	19	6	38	16	0	0	138	112
Market gains and (losses)[3]	3,376	2,199	794	359	604	220	158	2	4,932	2,780
Ending assets	$59,933	$40,573	$58,486	$32,315	$13,225	$7,737	$3,517	$182	$135,161	$80,807

	Six Months Ended
	June 30, 2021
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$54,312	$37,476	$53,557	$30,720	$12,100	$6,984	$3,744	$204	$123,713	$75,384
Sales	9,103	4,023	17,451	4,320	1,185	623	153	2	27,892	8,968
Redemptions	(8,195)	(5,753)	(12,847)	(2,855)	(989)	(188)	(680)	(34)	(22,711)	(8,830)
Net sales (redemptions)	908	(1,730)	4,604	1,465	196	435	(527)	(32)	5,181	138
Net exchanges	(363)	403	(53)	2	(2)	0	18	1	(400)	406
Impact of foreign exchange[2]	(180)	(244)	(19)	(16)	120	73	0	(1)	(79)	(188)
Market gains and (losses)[3]	5,256	4,668	397	144	811	245	282	10	6,746	5,067
Ending assets	$59,933	$40,573	$58,486	$32,315	$13,225	$7,737	$3,517	$182	$135,161	$80,807
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q2 2021 earnings	Page 10 of 13

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Total Fund Assets
Beginning assets	$128,376	$123,713	$92,251	$123,713	$107,724
Sales	12,639	15,253	12,201	27,892	23,562
Redemptions	(10,936)	(11,775)	(10,022)	(22,711)	(23,626)
Net sales (redemptions)	1,703	3,478	2,179	5,181	(64)
Net exchanges	12	(412)	82	(400)	(76)
Impact of foreign exchange[1]	138	(217)	93	(79)	(1,071)
Market gains and (losses)[2]	4,932	1,814	9,717	6,746	(2,191)
Ending assets	$135,161	$128,376	$104,322	$135,161	$104,322

Total Separate Account Assets[3]
Beginning assets[5]	$77,540	$75,384	$62,258	$75,384	$72,611
Sales[4]	4,729	4,239	3,909	8,968	7,301
Redemptions[4]	(4,356)	(4,474)	(3,794)	(8,830)	(8,637)
Net sales (redemptions)[4]	373	(235)	115	138	(1,336)
Net exchanges	2	404	0	406	(6)
Acquisitions/(dispositions)	0	0	0	0	380
Impact of foreign exchange[1]	112	(300)	342	(188)	(538)
Market gains and (losses)[2]	2,780	2,287	4,155	5,067	(4,241)
Ending assets	$80,807	$77,540	$66,870	$80,807	$66,870

Total Long-term Assets[3]
Beginning assets[5]	$205,916	$199,097	$154,509	$199,097	$180,335
Sales[4]	17,368	19,492	16,110	36,860	30,863
Redemptions[4]	(15,292)	(16,249)	(13,816)	(31,541)	(32,263)
Net sales (redemptions)[4]	2,076	3,243	2,294	5,319	(1,400)
Net exchanges	14	(8)	82	6	(82)
Acquisitions/(dispositions)	0	0	0	0	380
Impact of foreign exchange[1]	250	(517)	435	(267)	(1,609)
Market gains and (losses)[2]	7,712	4,101	13,872	11,813	(6,432)
Ending assets	$215,968	$205,916	$171,192	$215,968	$171,192
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
5) The beginning assets for the six months ended June 30, 2020 includes $8.2 billion of fund assets managed by a previously non-consolidated entity, HGPE, in which Federated Hermes held an equity method investment. Effective March 1, 2020, HGPE became a consolidated subsidiary.

Federated Hermes reports Q2 2021 earnings	Page 11 of 13

Unaudited Managed Assets
(in millions)	June 30, 2021	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020
By Asset Class
Equity	$100,506	$96,170	$91,788	$80,405	$76,859
Fixed-income	90,801	86,464	84,277	79,546	73,143
Alternative / private markets	20,962	19,301	19,084	18,146	17,485
Multi-asset	3,699	3,981	3,948	3,737	3,705
Total long-term assets	215,968	205,916	199,097	181,834	171,192
Money market	429,804	419,080	420,333	432,952	457,624
Total Managed Assets	$645,772	$624,996	$619,430	$614,786	$628,816

By Product Type
Funds:
Equity	$59,933	$56,767	$54,312	$46,093	$43,723
Fixed-income	58,486	55,581	53,557	49,779	46,046
Alternative / private markets	13,225	12,231	12,100	11,393	11,037
Multi-asset	3,517	3,797	3,744	3,546	3,516
Total long-term assets	135,161	128,376	123,713	110,811	104,322
Money market	301,971	297,182	301,855	325,940	344,846
Total Fund Assets	$437,132	$425,558	$425,568	$436,751	$449,168
Separate Accounts:
Equity	$40,573	$39,403	$37,476	$34,312	$33,136
Fixed-income	32,315	30,883	30,720	29,767	27,097
Alternative / private markets	7,737	7,070	6,984	6,753	6,448
Multi-asset	182	184	204	191	189
Total long-term assets	80,807	77,540	75,384	71,023	66,870
Money market	127,833	121,898	118,478	107,012	112,778
Total Separate Account Assets	$208,640	$199,438	$193,862	$178,035	$179,648
Total Managed Assets	$645,772	$624,996	$619,430	$614,786	$628,816

Federated Hermes reports Q2 2021 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	June 30, 2021	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020
By Asset Class
Equity	$99,165	$95,167	$85,572	$80,403	$73,620
Fixed-income	88,405	86,939	82,144	76,798	69,603
Alternative / private markets	20,047	19,278	18,549	18,270	18,022
Multi-asset	4,067	3,974	3,831	3,786	3,630
Total long-term assets	211,684	205,358	190,096	179,257	164,875
Money market	427,993	412,720	420,436	448,795	471,984
Total Avg. Managed Assets	$639,677	$618,078	$610,532	$628,052	$636,859

By Product Type
Funds:
Equity	$58,662	$56,832	$50,022	$46,020	$41,301
Fixed-income	57,006	55,416	51,934	48,418	43,229
Alternative / private markets	12,703	12,239	11,670	11,539	11,345
Multi-asset	3,880	3,783	3,634	3,590	3,453
Total long-term assets	132,251	128,270	117,260	109,567	99,328
Money market	301,990	288,403	311,769	338,814	356,736
Total Avg. Fund Assets	$434,241	$416,673	$429,029	$448,381	$456,064
Separate Accounts:
Equity	$40,503	$38,335	$35,550	$34,383	$32,319
Fixed-income	31,399	31,523	30,210	28,380	26,374
Alternative / private markets	7,344	7,039	6,879	6,731	6,677
Multi-asset	187	191	197	196	177
Total long-term assets	79,433	77,088	72,836	69,690	65,547
Money market	126,003	124,317	108,667	109,981	115,248
Total Avg. Separate Account Assets	$205,436	$201,405	$181,503	$179,671	$180,795
Total Avg. Managed Assets	$639,677	$618,078	$610,532	$628,052	$636,859

Federated Hermes reports Q2 2021 earnings	Page 13 of 13

Unaudited Average Managed Assets	Six Months Ended
(in millions)	June 30, 2021	June 30, 2020
By Asset Class
Equity	$97,166	$78,194
Fixed-income	87,671	69,336
Alternative / private markets[1]	19,663	18,002
Multi-asset	4,021	3,818
Total long-term assets	208,521	169,350
Money market	420,357	439,174
Total Avg. Managed Assets	$628,878	$608,524

By Product Type
Funds:
Equity	$57,747	$43,149
Fixed-income	56,210	43,623
Alternative / private markets[1]	12,471	11,244
Multi-asset	3,832	3,633
Total long-term assets	130,260	101,649
Money market	295,197	323,688
Total Avg. Fund Assets	$425,457	$425,337
Separate Accounts:
Equity	$39,419	$35,045
Fixed-income	31,461	25,713
Alternative / private markets	7,192	6,758
Multi-asset	189	185
Total long-term assets	78,261	67,701
Money market	125,160	115,486
Total Avg. Separate Account Assets	$203,421	$183,187
Total Avg. Managed Assets	$628,878	$608,524
1)    The average balance for the six months ended June 30, 2020 includes $8.1 billion of fund assets managed by a previously non-consolidated entity, HGPE, in which Federated Hermes held an equity method investment. Effective March 1, 2020, HGPE became a consolidated subsidiary.